UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2021

Commission File Number	Name of Registrant, Address of Principal, Executive Offices and Telephone Number	State of Incorporation	I.R.S. Employer Identification Number
1-16681	Spire Inc. 700 Market Street St. Louis, MO 63101 314-342-0500	Missouri	74-2976504

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	SR	New York Stock Exchange LLC
Depositary Shares, each representing a 1/1000th interest in a share of 5.90% Series A Cumulative Redeemable Perpetual Preferred Stock, par value $25.00 per share	SR.PRA	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On February 16, 2021, Spire Inc. (the “Company”) consummated the issuance and sale of 3,200,000 Equity Units, initially consisting of Corporate Units (the “Corporate Units”), for an aggregate stated amount of $160.0 million, as more fully described below, pursuant to an underwriting agreement, dated February 9, 2021 (the “Underwriting Agreement”), with the several Underwriters named in Exhibit A thereto (the “Underwriters”), for whom Credit Suisse Securities (USA) LLC, BofA Securities, Inc. and Wells Fargo Securities, LLC acted as representatives. The Company granted an option pursuant to the Underwriting Agreement (which has not yet been exercised) to the Underwriters to purchase, within the 13-day period beginning on (and including) February 16, 2021, up to an additional 300,000 Corporate Units.

The Corporate Units have been issued pursuant to the Company’s Registration Statement on Form S-3 (Registration No. 333-231443) (as amended, the “Registration Statement”), which became effective upon filing with the Securities and Exchange Commission (the “SEC”), and the related Prospectus contained therein, as supplemented by the Prospectus Supplement dated February 9, 2021. Copies of the Underwriting Agreement and opinions related to the Corporate Units are attached hereto as exhibits and are expressly incorporated by reference herein and into the Registration Statement. The foregoing description of the terms of the Underwriting Agreement is qualified in its entirety by reference to the actual terms of the applicable exhibit attached hereto.

Each Corporate Unit has a stated amount of $50 and is comprised of (i) a purchase contract obligating the holder to purchase from the Company for a price in cash of $50, on the purchase contract settlement date, or March 1, 2024, subject to earlier termination or settlement, a certain number of shares of the Company’s common stock and (ii) a 1/20th, or 5%, undivided beneficial ownership interest in $1,000 principal amount of the Company’s 2021 Series A 0.75% Remarketable Senior Notes due 2026 (the “Notes”). In addition to quarterly interest payments on the notes, Holders of the Corporate Units will be entitled to receive quarterly contract adjustment payments at a rate of 6.75% per year on the stated amount of $50 per Corporate Unit, subject to the Company’s right to defer such contract adjustment payments. The Company does not have the right to defer interest payments on the Notes.

The Notes are issued pursuant to the Indenture (For Unsecured Debt Securities), dated February 16, 2021, between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of February 16, 2021 (as so supplemented, the “Indenture”), between the Company and the Trustee. The Corporate Units are issued pursuant to a Purchase Contract and Pledge Agreement (the “Purchase Contract and Pledge Agreement”), dated as of February 16, 2021, between the Company and U.S. Bank National Association, as purchase contract agent, collateral agent, custodial agent and securities intermediary. Under the terms of the Purchase Contract and Pledge Agreement, the Notes are pledged as collateral to secure the holders’ obligation to purchase the shares of the Company’s common stock under the related purchase contracts that form a part of the Corporate Units. A holder of Corporate Units, at its option, may elect to create “Treasury Units” by substituting pledged U.S. Treasury securities for any pledged ownership interests in the Notes. The Notes will be remarketed, subject to certain terms and conditions, prior to the purchase contract settlement date pursuant to the terms of the Purchase Contract and Pledge Agreement and a remarketing agreement to be executed in the future.

Copies of the Purchase Contract and Pledge Agreement, the Indenture, the form of remarketing agreement, the form of Corporate Units, the form of Treasury Units and the form of Note are attached hereto as exhibits and are expressly incorporated by reference herein and into the Registration Statement. The foregoing descriptions are qualified in their entirety by reference to the actual terms of the exhibits attached hereto.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated February 9, 2021, between the Company and the several Underwriters named in Exhibit A thereto, for whom Credit Suisse Securities (USA) LLC, BofA Securities, Inc. and Wells Fargo Securities, LLC acted as representatives.

4.1	Indenture (For Unsecured Debt Securities), dated as of February 16, 2021, between the Company and U.S. Bank National Association, as trustee.

4.2	First Supplemental Indenture, dated as of February 16, 2021, between the Company and U.S. Bank National Association, as trustee.

4.3	Form of Series A 0.75% Remarketable Senior Note due 2026 (included in Exhibit 4.2).

4.4	Purchase Contract and Pledge Agreement, dated as of February 16, 2021, between the Company and U.S. Bank National Association, as purchase contract agent, collateral agent, custodial agent and securities intermediary.

4.5	Form of Remarketing Agreement (included in Exhibit 4.4).

4.6	Form of Corporate Unit (included in Exhibit 4.4).

4.7	Form of Treasury Unit (included in Exhibit 4.4).

5.1	Opinion of Mark C. Darrell, Esq.

5.2	Opinion of Akin Gump Strauss Hauer & Feld LLP.

23.1	Consent of Mark C. Darrell, Esq. (included in Exhibit 5.1).

23.2	Consent of Akin Gump Strauss Hauer & Feld LLP (included in Exhibit 5.2).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPIRE INC.

Date: February 16, 2021
	By:	/s/ Steven P. Rasche
Steven P. Rasche
Executive Vice President, Chief Financial Officer